UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 12, 2017

Middlefield Banc Corp.

(Exact name of registrant specified in its charter)

Ohio	001-36613	34-1585111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15985 East High Street Middlefield, Ohio	44062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 632-1666 not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 2-Financial Information

Item 2.01 Completion of Acquisition of Disposition of Assets.

On January 12, 2017, Middlefield Banc Corp. (the “Company”), the parent company of The Middlefield Banking Company, completed its acquisition of Liberty Bank, N.A., through the merger of MBC Interim Bank, a wholly owned subsidiary of the Company that was formed to facilitate the acquisition, with and into Liberty Bank, N.A., and the subsequent merger of Liberty Bank, N.A. with and into The Middlefield Banking Company immediately thereafter (the “Merger”). The Merger was consummated pursuant to the Agreement and Plan of Reorganization, dated as of July 28, 2016, by and among the Company, MBC Interim Bank, The Middlefield Banking Company and Liberty Bank, N.A. (the “Merger Agreement”).

As a result of the Merger, each share of common stock of Liberty Bank, N.A. was converted into the right to receive, at the holder’s election, $37.96 in cash or 1.1934 shares of the Company’s common stock (“Common Stock”), provided (i) cash will be paid in lieu of any fractional shares of Common Stock and (ii) approximately 55% of the shares of common stock of Liberty Bank, N.A. outstanding at the time of the Merger will be exchanged for cash in the Merger, with the remaining shares of Liberty Bank, N.A. common stock being exchanged for an aggregate of approximately 557,079 shares of Common Stock. The aggregate Merger consideration was approximately $43.1 million.

In connection with the Merger, the parties have caused Liberty Bank, N.A. to merge with and into The Middlefield Banking Company, with The Middlefield Banking Company the surviving bank.

A copy of the press release announcing the completion of the Merger is attached hereto as Exhibit 99.1.

Section 5-Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, as of January 12, 2017, the Board of Directors of the Company appointed William A. Valerian, former President and Chief Executive Officer and Chairman of the Board of Liberty Bank, N.A., and Thomas W. Bevan, a former director of Liberty Bank, N.A., to its board of directors. Messrs. Valerian and Bevan will receive the same compensation as currently paid to the Company’s other non-employee Board members as follows: Directors of the Company receive compensation of $750 for each board and committee meeting attended.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

99.1	Press release dated January 13, 2017.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Middlefield Banc Corp.

Date: January 13, 2017	/s/ James R. Heslop, II
Executive Vice President and Chief Operating Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release